Exhibit 3.38

THIRTY-SIXTH AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.

(3)

The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 439.

In affirmation thereof, the facts stated above are true.

Dated:  June 20, 2018

General Partner:

By	/s/ James D. Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Elser II, John David	6/1/2018	12555 Manchester Road	St. Louis, MO 63131
Hunter, Kent	6/1/2018	12555 Manchester Road	St. Louis, MO 63131
Meier, Rachel Irene	6/1/2018	12555 Manchester Road	St. Louis, MO 63131
Nelson, Carrie	6/1/2018	12555 Manchester Road	St. Louis, MO 63131
Revocable Living Trust Agreement of Timothy J. Kirley	6/1/2018	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Crowe III, James Edward	6/1/2018	12555 Manchester Road	St. Louis, MO 63131
Rachel I Meier and Scott P. Meier Revocable Trust	6/1/2018	12555 Manchester Road	St. Louis, MO 63131
The John D. Elser II Revocable Living Trust	6/1/2018	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Thirty-Sixth Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.